SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 5, 2004

HMS Holdings Corp.

(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	0-50194 (Commission File Number)	11-3656261 (I.R.S. Employer Identification Number)

401 Park Avenue South, New York, New York 10016
(Address of principal executive offices, zip code)

(212) 725-7965
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year,
if changed since last report.)

TABLE OF CONTENTS

    Item 7. Financial Statements and Exhibits
    Item 12. Result of Operations and Financial Condition
SIGNATURES
PRESS RELEASE

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated May 5, 2004 (furnished pursuant to Item 12 of Form 8-K).

Item 12. Results of Operations and Financial Condition

     On May 5, 2004, HMS Holdings Corp. (“HMS” or the “Registrant”) issued a press release announcing its financial results for the quarter ended March 31, 2004 and forward-looking statements relating to its expectations of results for the fiscal year ending December 31, 2004. A copy of the press release is attached as Exhibit 99.1. The press release includes certain non-GAAP financial measures, as discussed below. A reconciliation of such non-GAAP financial measures to the comparable GAAP numbers is included in the table on the second page of the press release.

     In addition to providing disclosure of earnings and earnings per share on a GAAP basis for the fiscal first quarter ended March 31, 2004, the Registrant also discloses earnings and earnings per share for this period on a non-GAAP basis, not including the costs of its anticipated settlement with the United States Attorney’s Office for the Southern District of New York and related legal and other expenses. Since such costs and expenses were incurred as a result of a non-recurring event, the Registrant believes that providing these non-GAAP financial measures will be useful to investors by enabling investors to make more direct comparisons between the Registrant’s results of operations during the first quarter of fiscal 2004 and comparable periods of other fiscal years.

     The information in this report shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2004

HMS Holdings Corp.

	By:	/s/ William F. Miller III

William F. Miller III Chairman and Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Thomas Archbold

Thomas Archbold Interim Chief Financial Officer (Principal Financial Officer and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued May 5, 2004